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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [X] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           USLIFE INCOME FUND, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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[USLIFE INCOME FUND INC. LETTERHEAD]

                TIME IS SHORT -- VOTE THE BLUE PROXY CARD TODAY

                                                               November 22, 1999

Dear USLIFE Income Fund Shareholder:

     The December 3 Annual Meeting of Shareholders is now little more than a week away, and it is extremely important that your shares be voted. By signing, dating and mailing the enclosed BLUE proxy card today, you can help protect the value of your USLIFE Income Fund shares and preserve your Fund's dividend policy. We urge you not to delay. Please vote the BLUE proxy card today.

                       A CLOSER LOOK AT THE HOREJSI GROUP

     You may have received proxy solicitation material and a white proxy card from a dissident shareholder, the Ernest Horejsi Trust No. 1B, and one of its beneficiaries, Stewart R. Horejsi. In a self-serving effort -- which we believe would benefit only the Horejsi group -- these dissidents want to put four of their nominees on your Fund's Board of Directors and change your Fund's investment policy so that it invests in riskier equity securities in addition to the fixed income securities in which your Fund currently invests. AS THE HOREJSI GROUP HAS ACKNOWLEDGED, THE CHANGES THEY WANT WOULD RESULT IN A DECREASE IN THE DIVIDENDS YOU RECEIVE FROM THE FUND.

     As we have detailed in an earlier letter to you -- and we cited the Horejsi group's own words and actions as proof -- this is what is likely to happen if the Horejsi group succeeds in its apparent goal of ultimately taking control of your Fund:

     - LOWER DIVIDENDS

     - GREATER DISCOUNT TO NET ASSET VALUE which could result in LOWER STOCK
       PRICE

     - INCREASED RISK

     - HIGHER ADVISORY FEES

     If the Horejsi group really wanted to invest in a mutual fund that invests in both fixed income and equity securities, there are more than 1,000 closed-end and open-end funds listed by Lipper Analytical Services that invest in both types of
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securities. So why has the Horejsi group selected your Fund and initiated this proxy contest, and why are they spending substantial sums of their own money in an effort to procure four Board seats? We think the answer is obvious: their eventual goal is to install their own affiliates as your Fund's investment advisers and substantially increase the advisory fees your Fund will pay. That is how the Horejsi group stands to benefit.

                THE HOREJSI GROUP ALREADY HAS DONE THIS ONCE  --
                          DON'T LET THEM DO IT TO YOU

     Earlier this year, the Horejsi group took control of another fixed income fund, the Preferred Income Management Fund (which they renamed the Boulder Total Return Fund). After taking control of the Boulder Fund, the Horejsi group installed its two inexperienced affiliates as advisers -- AND THE ADVISORY FEES BEING PAID BY THAT FUND ARE INCREASING BY 64%! In our view, that is what the Horejsi group's interest in your Fund is all about.

     From January 23, 1998, when the Horejsi group first disclosed publicly that it was considering seeking Board seats on the Boulder Fund, until November 12, 1999, THAT FUND'S STOCK PRICE PLUMMETED BY 31% -- from $15.69 to $10.88 per share -- as shown in the graph below:

               BOULDER TOTAL RETURN FUND -- WEEKLY CLOSING PRICE
                  (January 23, 1998 through November 12, 1999)


                                    [GRAPH]


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     In addition, during that same period of time the Boulder Fund's discount to net asset value dramatically increased from 2.9% to 21.4%. Assuming a constant net asset value, the greater the discount, the lower the market value of the shares.

                              THE CHOICE IS CLEAR

     You, as an owner of USLIFE Income Fund shares, now have the unique opportunity to reject the Horejsi group, its tactics and its nominees. All you need to do is to sign, date and return your BLUE proxy card in the enclosed postage-paid envelope.

     The choice is clear. Time is short so it is important that you vote your BLUE proxy card today. Even if you previously voted on the Horejsi group's white proxy card, you can easily revoke that vote by sending in a later dated BLUE proxy card.

     If you have any questions or need assistance in voting your shares, please call the firm assisting your Fund in the solicitation of proxies, Georgeson Shareholder Communications, Inc., toll free at 1-800-223-2064.

     Again, we thank you for your time, trust and support.

                                          Sincerely,

                                          /s/ ALICE T. KANE

                                          Alice T. Kane
                                          President

                                   IMPORTANT

If your shares are held in your own name, please sign, date and return the enclosed BLUE proxy card today. If your shares are held in "Street-Name," only your broker or your bank can vote your shares. Please direct the person responsible for your account to execute on your behalf a BLUE proxy card with a vote FOR Proposals 1 and 2.

We urge you not to sign any white proxy card you may receive from the Horejsi group.

If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

                   GEORGESON SHAREHOLDER COMMUNICATIONS, INC.
                                17 STATE STREET
                            NEW YORK, NEW YORK 10004
                 BANKS AND BROKERS CALL COLLECT: (212) 440-9800
                  ALL OTHERS CALL TOLL FREE: 1 (800) 223-2064

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